UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 26, 2007

DOCUMENT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-20981 (Commission File Number)	33-0485994 (IRS Employer Identification Number)

5958 Priestly Drive Carlsbad, CA	92008
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (760) 602-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 26, 2007, Document Sciences Corporation, a Delaware corporation (“Document Sciences” or the “Company”), EMC Corporation, a Massachusetts corporation (“EMC” or “Parent”) and Esteem Merger Corporation (“Merger Subsidiary “) entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. As of the effective time of the Merger, each issued and outstanding share of common stock of the Company will be cancelled and converted into the right to receive $14.75 in cash, without interest. Parent will use cash on hand to pay the aggregate cash consideration contemplated by the Merger Agreement. The Merger Agreement does not contain any financing contingencies.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee of $3 million.

Consummation of the Merger is subject to several conditions, including the adoption of the Merger Agreement by the Company’s stockholders, the absence of legal prohibitions and the receipt of requisite regulatory approvals. The Merger Agreement has been approved by the Board of Directors of the Company and the Board has resolved to recommend the adoption of the Merger Agreement to the stockholders of the Company.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 27, 2007, the Company and EMC issued a joint press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statements

The Merger Agreement has been included solely to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the Merger Agreement were made only for purposes of such agreement and are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or may have been used for the purpose of allocating risk between the respective parties rather than establishing maters as facts.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Amended and Restated Management Incentive Retention Plan

On October 24, 2007, the Board of Directors of the Company adopted the Company’s Management Incentive Retention Plan for Select Employees, effective on September 12, 2007, as previously described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 9, 2007. On December 26, 2007, the Board adopted amendments to the Plan which are contained in the Amended and

Restated Management Incentive Retention Plan for Select Employees (the “Plan”). The purposes of the Plan are to provide an incentive to such persons to maximize the valuation of the Company and to provide continuity of management for a period of time following a Change in Control (as defined in the Plan) of the Company.

The amendments to the Plan provide for, among other things, (i) who constitutes the Plan participants; (ii) the particular bonus percentage of the bonus pool payable to the Plan participants; and (iii) the dates on which the incentive bonus payment will be paid to the Plan participants, subject to certain provisions, such that one-third of such incentive bonus will be paid in three equal installments in cash on each of (a) the date upon which a Change in Control of the Company closes (the “Closing Date”), (b) the nine month anniversary of the Closing Date and (c) the eighteen month anniversary of the Closing Date. If a participant is entitled to receive payment under the Plan following a Change in Control and is subsequently terminated, other than for good reason, he or she forfeits the right to receive any unpaid payments under the Plan.

The above summary of the Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

2. Special Bonus Paid to Todd W. Schmidt

In consideration for his efforts in assisting in the facilitation of the auction and due diligence processes related to entry by the Company into the Merger Agreement, the Compensation Committee of the Board of Directors of the Company voted to award Todd W. Schmidt, the Chief Financial Officer of the Company, a one-time cash bonus of $25,000. The entire amount of this bonus was paid to Mr. Schmidt on December 21, 2007.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) the satisfaction of closing conditions, including the receipt of Document Sciences’ stockholder approval and regulatory approvals, in connection with the acquisition transaction; (iii) delays or reductions in information technology spending; (iv) our ability to protect our proprietary technology; (v) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (vi) fluctuations in Document Sciences’ operating results and risks associated with trading of Document Sciences’ stock; (vii) competitive factors, including but not limited to pricing pressures and new product introductions; (viii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viv) component and product quality and availability; (x) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xi) insufficient, excess or obsolete inventory; (xii) war or acts of terrorism; (xiii) the ability to attract and retain highly qualified employees; (xiv) fluctuating currency exchange rates; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s and Document Sciences’ filings with the U.S. Securities and Exchange Commission. EMC and Document Sciences disclaim any obligation to update any such forward-looking statements after the date of this release.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed acquisition by EMC, Document Sciences intends to file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF DOCUMENT SCIENCES ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by EMC and Document Sciences through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and each company’s other filings with the SEC also may be obtained from the respective companies. Free copies of Document Sciences’ filings may be obtained by directing a request to Investor Relations at 888-4DOCSCI. In addition, investors and security holders may access copies of the documents filed with the SEC by Document Sciences on Document Sciences’ website at www.docscience.com, when they become available.

Document Sciences, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Documents Sciences’ stockholders with respect to the transactions contemplated by the definitive agreement between EMC and Document Sciences. Information regarding Document Sciences’ directors and executive officers is contained in Document Sciences’ Annual Report on Form 10-K for the year ended December 31, 2006 and its proxy statement filed with the SEC on June 29, 2007 for its 2007 Annual Meeting of Stockholders, which are filed with the SEC. As of June 22, 2007, Document Sciences’ directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 2,670,645 shares, or 48.8%, of Document Sciences’ common stock. You can obtain free copies of these documents from Document Sciences using the contact information set forth above. Additional information regarding interests of such participants will be included in the proxy statement that will be filed with the SEC and available free of charge as indicated above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger by and among EMC Corporation, Esteem Merger Corporation and Document Sciences Corporation, dated as of December 26, 2007.

10.1	Amended and Restated Document Sciences Corporation Management Incentive Retention Plan for Select Employees.

99.1	Press release, dated as of December 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SCIENCES CORPORATION

Date: December 27, 2007	By:	/s/ TODD W. SCHMIDT
	Name:	Todd W. Schmidt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger by and among EMC Corporation, Esteem Merger Corporation and Document Sciences Corporation, dated as of December 26, 2007.

10.1	Amended and Restated Document Sciences Corporation Management Incentive Retention Plan for Select Employees.

99.1	Press release, dated as of December 27, 2007.